Exhibit 1.1

EXECUTION COPY

SUMMIT HOTEL PROPERTIES, INC.

5.875% Series F Preferred Stock
($0.01 par value per share)

Underwriting Agreement

August 5, 2021

Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, NC 28202

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, FL 33716

BofA Securities, Inc.
One Bryant Park
New York, NY 10036

For themselves and as representatives of the Underwriters named in Schedule I hereto.

Ladies and Gentlemen:

Summit Hotel Properties, Inc., a Maryland corporation (the “Company”), and Summit Hotel OP, LP, a Delaware limited partnership (the “Operating Partnership”), propose that the Company will issue and sell to the several Underwriters named in Schedule I annexed hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom you are acting as representatives (the “Representatives”), 4,000,000 shares of the 5.875% Series F Preferred Stock, $0.01 par value per share, of the Company (the “Firm Shares”).

The Company and the Operating Partnership also propose that the Company will issue and sell to the several Underwriters 600,000 additional shares of the 5.875% Series F Preferred Stock, $0.01 par value per share, of the Company (the “Additional Shares” and, together with the Firm Shares, the “Shares”), solely to cover over-allotments, if any, if and to the extent that the Underwriters shall have determined to exercise the right to purchase such Additional Shares granted to the Underwriters in Section 2 hereof. The shares of 5.875% Series F Preferred Stock, $0.01 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Series F Preferred Stock.”

An automatic shelf registration statement on Form S-3 (Registration No. 333-231156), as amended by Post-Effective Amendment No. 1 thereto, including a form of prospectus (the “Base Prospectus”), covering the registration of the offer and sale of certain securities (including the Shares), has been prepared and filed by the Company with the Securities and Exchange Commission (the “Commission”) in accordance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) which automatic shelf registration statement and Post-Effective Amendment No. 1 thereto each became effective under Rule 462(e) under the Securities Act. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus supplement and accompanying prospectus used in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement and accompanying prospectus relating to the Shares in accordance with the provisions of Rule 424(b) under the Securities Act (“Rule 424(b)”). The final prospectus supplement and accompanying prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

For purposes of this Agreement, “Applicable Time” means 4:25 p.m. Eastern time on the date of this Agreement or such time as agreed to by the Company and the Representatives; “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), including without limitation any free writing prospectus (as defined in Rule 405 under the Securities Act (“Rule 405”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g); “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, each of which is identified on Schedule II annexed hereto; and “Pricing Disclosure Package” means the most recent Preliminary Prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time, the Pricing Term Sheet (as defined herein), and any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, all considered together.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

1.  Representations and Warranties of the Company and the Operating Partnership.

The Company and the Operating Partnership, jointly and severally, represent and warrant to each of the Underwriters on the date hereof, on the Closing Date (as defined in Section 2(c) hereof) and on each Option Closing Date (as defined in Section 2(b) hereof), if any, that:

(a)  No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and the Preliminary Prospectus, as of its date and as of the date hereof, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representation and warranty with respect to any Underwriter Information (as defined in Section 5(a) hereof).

(b)  The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date and as of each Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representation and warranty with respect to any Underwriter Information.

(c)  (i) At the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, and (iv) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(d)  (i) The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Registration Statement became effective upon filing with the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company and the Operating Partnership, threatened by the Commission. The Registration Statement, as of the date hereof, and any post-effective amendment thereto, as of its applicable effective date, and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (ii) as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of each Option Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representation and warranty with respect to any Underwriter Information. The documents incorporated, or to be incorporated, by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, at the time filed with the Commission, complied or will comply, in all respects to the requirements of the Exchange Act, or the Securities Act, as applicable.

(e)  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule II annexed hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each Issuer Free Writing Prospectus complied and will comply in all material respects with the Securities Act (to the extent required thereby), and did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Preliminary Prospectus, including any document incorporated by reference therein that has not been superseded or modified and, when taken together with the Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of each Option Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representation and warranty with respect to any Underwriter Information.

(f)  The Company was not an “ineligible issuer” (as defined in Rule 405) as of the eligibility determination date for purposes of Rule 164 under the Securities Act and Rule 433 with respect to the offering of the Shares contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g)  Prior to the Closing Date, the Company will have applied to have the Shares listed on the New York Stock Exchange (the “NYSE”). The Company is in material compliance with the rules of the NYSE, including, without limitation, the requirements for continued listing of each of the Company’s common stock, $0.01 par value per share (the “Common Stock”), the Company’s 6.45% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series D Preferred Stock”), and the Company’s 6.250% Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series E Preferred Stock”) on the NYSE, and there are no actions, suits or proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened or contemplated, and the Company has not received any notice from the NYSE regarding the revocation of such listing or otherwise regarding the delisting of shares of Common Stock, Series D Preferred Stock or Series E Preferred Stock from the NYSE.

(h)  To the knowledge of the Company, there are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement other than those that are so filed.

(i)  To the knowledge of the Company and the Operating Partnership, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and (ii) the Company or any of the Company’s officers, directors, or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date of the Preliminary Prospectus, except as has been disclosed to the Representatives in writing.

(j)  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own and lease, as the case may be, its property and to operate its property and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), earnings, properties, management, results of operations or prospects of the Company, the Operating Partnership and the Subsidiaries (as hereinafter defined), taken as a whole, or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (i) or (ii) being herein referred to as a “Material Adverse Effect”).

(k)  The Operating Partnership has been duly organized, is validly existing as a limited partnership in good standing under the laws of the State of Delaware has the full power and authority to own or lease, as the case may be, its property and to operate its property and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing as a foreign limited partnership in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(l)  Each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X) of the Company other than the Operating Partnership (each a “Subsidiary” and collectively the “Subsidiaries”) has been duly organized, is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, has the full power and authority to own or lease, as the case may be, its property and to operate its property and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation, limited partnership or limited liability company, as the case may be, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. All of the issued shares of capital stock, units of limited partnership interest and units of membership interest of each Subsidiary of the Company or the Operating Partnership have been duly authorized, are validly issued, fully paid and nonassessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company or the Operating Partnership, as the case may be, owns, directly or indirectly, all of the issued and outstanding shares of capital stock, units of limited partnership interest and units of membership interest of each Subsidiary free and clear of all security interests, liens, mortgages, encumbrances, pledges, claims or other defects of any kind (collectively, “Liens”). Schedule III hereto specifically identifies all subsidiaries of the Company that are “significant subsidiaries” of the Company within the meaning of Rule 1-02(w) of Regulation S-X.

(m)  The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and consummation by it of the transactions contemplated hereby have been duly and validly taken.

(n)  The Operating Partnership has the partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all limited partnership action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken.

(o)  The Articles Supplementary to the Company’s Amended and Restated Articles of Incorporation setting forth the terms of the Series F Preferred Stock (the “Articles Supplementary”) have been duly authorized and, on or prior to the Closing Date, will have been duly executed by the Company and accepted for record with the Maryland State Department of Assessments and Taxation (the “SDAT”).

(p)  The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of the Series F Preferred Stock,” “Description of Common and Preferred Stock,” “Certain Provisions of Maryland Law and Our Charter and Bylaws,” “Material Federal Income Tax Considerations,” and “Underwriting” insofar as such statements summarize agreements, documents or governmental proceedings discussed therein, are accurate, complete and fair summaries of such agreements, documents or governmental proceedings in all material respects.

(q)  The authorized and outstanding capitalization of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to (i) reservations, agreements, employee benefit plans or dividend reinvestment or stock purchase plans referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including OP Units (as defined below), (ii) the exercise, redemption, or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including OP Units, or (iii) unregistered issuances not required to be disclosed pursuant to the Exchange Act or the Securities Act; provided, however, that any issuances pursuant to (i), (ii) or (iii) have been disclosed to the Underwriters). The Series F Preferred Stock conforms and will conform as to legal matters to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The authorized capital stock of the Company conforms and will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r)  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, units of partnership interest in the Operating Partnership (“OP Units”) or other ownership interests in the Operating Partnership are outstanding.

(s)  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(t)  The Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to or in violation of any preemptive or similar rights. Upon payment of the purchase price and issuance and delivery of the Shares to be issued and sold by the Company in accordance herewith, the Underwriters will receive good, valid and marketable title to such Shares, free and clear of all Liens. The certificates, if any, to be used to evidence the Shares will be in substantially the form filed as an exhibit to, or incorporated by reference in, the Registration Statement and will, on the Closing Date and each Option Closing Date, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the Articles of Amendment and Restatement of the Company, as amended or supplemented through the date hereof (the “Charter”), and Bylaws of the Company, as amended through the date hereof (the “Bylaws”), and the requirements of the NYSE.

(u)  All of the issued and outstanding shares of Common Stock, Series D Preferred Stock and Series E Preferred Stock (i) have been duly authorized and validly issued, are fully paid and nonassessable and (ii) have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights, if any, of any securityholder of the Company. All previously issued shares of the Company’s 9.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), the Company’s 7.875% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”) and the Company’s 7.125% Series C Cumulative Redeemable Preferred stock, par value $0.01 per share (the “Series C Preferred Stock”) have been redeemed in full and there are no issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock. The shares of Common Stock initially issuable upon conversion of the Shares have been duly authorized and, when issued upon conversion of the Shares in accordance with the terms of the Articles Supplementary, will be validly issued, fully paid and nonassessable, and the issuance of such shares of Common Stock will not be subject to or in violation of any preemptive or similar rights. The Board of Directors of the Company has duly and validly reserved such shares of Common Stock for issuance upon conversion of the Shares. The certificates, if any, to be used to evidence such shares of Common Stock will be in substantially the form filed as an exhibit to, or incorporated by reference in, the Registration Statement and will, on the Closing Date and each Option Closing Date, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the Company’s Charter and Bylaws and the requirements of the NYSE.

(v)  Immediately prior to the offering of the Shares, the Company is the holder, directly or indirectly, of the OP Units of each class and series and in the respective percentages described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Summit Hotel GP, LLC, a wholly owned subsidiary of the Company, is the sole general partner of the Operating Partnership. The OP Units to be issued by the Operating Partnership to the Company upon contribution by the Company to the Operating Partnership of the net proceeds from the sale of the Shares (the “Series F Preferred Units”) have been or by the Closing Date will have been duly authorized in an amendment to the Partnership Agreement (as hereinafter defined), and, when issued and delivered against payment therefor, the Series F Preferred Units will have been validly issued, fully paid and nonassessable, and the issuance of such Series F Preferred Units will not be subject to or in violation of any preemptive or similar rights. The common OP Units to be issued by the Operating Partnership upon conversion of the Series F Preferred Units have been or by the Closing Date will be duly authorized and reserved for issuance upon conversion of the Series F Preferred Units, and when issued upon conversion of the Series F Preferred Units, such OP Units will have been validly issued, fully paid and nonassessable, and the issuance of such OP Units will not be subject to or in violation of any preemptive or similar rights.

(w)  Neither of the Company’s nor the Operating Partnership’s securities are rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(x)  Neither the execution and delivery by each of the Company and the Operating Partnership of this Agreement, the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”), or the performance by each of the Company and the Operating Partnership of its respective obligations under this Agreement will conflict with, contravene, result in a breach or violation of, or imposition of, any Lien upon any property or other assets of the Company, the Operating Partnership or any Subsidiary pursuant to, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under: (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over any of the Company, the Operating Partnership or the Subsidiaries or any of their respective properties or other assets; (ii) the Charter or Bylaws, the Certificate of Limited Partnership and the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Partnership Agreement”), or similar organizational documents of any Subsidiary; or (iii) any contract, agreement, obligation, covenant or instrument or any term condition or provision thereof to which the Company, the Operating Partnership or any Subsidiary or any of their respective properties or other assets is subject or bound, except, in the case of (i) and (iii) above, for such conflicts, breaches, violations, lien impositions or defaults that would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, “Repayment Event” means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Company, the Operating Partnership or the Subsidiaries.

(y)  No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the Company’s stockholders, is required to be made or obtained by any of the Company, the Operating Partnership or the Subsidiaries in connection with the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, other than (i) such as have been obtained or made by the Company or the Operating Partnership and are in full force and effect, (ii) the filing and acceptance of record of the Articles Supplementary with the SDAT, (iii) the filing by the Company of a registration statement on Form 8-A with the Commission, (iv) as may be required under the Securities Act, (v) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or in which the OP Units are being offered by the Operating Partnership (vi) such approvals as are to be or have been obtained in connection with the approval of the Shares for listing on the NYSE, and (vii) such approvals (if any) as have been obtained under the rules and regulations of FINRA.

(z)  There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened or contemplated to which any of the Company, the Operating Partnership or the Subsidiaries or any of their respective directors, managers, partners, officers or members is or would be a party or of which any of their respective properties or other assets is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, (i) other than any such action, suit, claim, investigation or proceeding described in the Pricing Disclosure Package and the Prospectus which, if resolved adversely to any of the Company, the Operating Partnership or the Subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect, or (ii) that are required to be described in the Pricing Disclosure Package and the Prospectus and are not so described. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(aa)  None of the Company, the Operating Partnership or any of the Subsidiaries is, and after giving effect to the offering and sale of the Shares and the application of the proceeds therefrom as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(bb)  Ernst & Young LLP, which has certified certain financial statements (including the related notes thereto) and supporting schedules incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and by the rules and regulations of the Public Company Accounting Oversight Board.

(cc)  The financial statements incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company, as of the dates indicated, and the Company’s consolidated results of operations, cash flows and changes in equity for the periods specified and have been prepared in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved. The financial statements of the certain hotels acquired or proposed to be acquired, if any, included or incorporated by reference into the Registration Statement, the Pricing Disclosure Package or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the financial statement requirements of Regulation S-X applicable thereto. All pro forma financial statements or data incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, comply with the requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of any such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the consolidated financial statements of the Company incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the books and records of the Company, the Operating Partnership and the Subsidiaries. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not included or incorporated by reference therein as required. None of the Company, the Operating Partnership or the Subsidiaries have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All disclosures contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act and the Exchange Act, to the extent applicable.

(dd)  All statistical or market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectuses are based upon or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectuses has been made with a reasonable basis and in good faith.

(ee)  Each of the Company, the Operating Partnership and the Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (collectively, “Governmental Licenses”), except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Company, the Operating Partnership and the Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of any proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(ff)  Except as would not have a Material Adverse Effect: (i) each of the Company, the Operating Partnership and the Subsidiaries and their respective properties or other assets have been and are in compliance with, and none of the Company, the Operating Partnership or the Subsidiaries has any liability under, applicable Environmental Laws (as hereinafter defined); (ii) none of the Company, the Operating Partnership or the Subsidiaries has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of or dealt with Hazardous Materials (as hereinafter defined) on, to or from the properties or other assets owned by the Company, the Operating Partnership or the Subsidiaries, except such as would not cause the Company, the Operating Partnership or the Subsidiaries to incur liability and that would not require disclosure pursuant to Environmental Laws, or that have been remediated in accordance with Environmental Laws; (iii) the Company, the Operating Partnership and the Subsidiaries do not intend to use the properties or other assets owned by any of the Company, the Operating Partnership or the Subsidiaries or any subsequently acquired properties and other assets, other than in compliance with applicable Environmental Laws; (iv) none of the Company, the Operating Partnership or the Subsidiaries has received any notice and each is otherwise unaware of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the properties, or onto lands or other assets owned by any of the Company, the Operating Partnership or the Subsidiaries from which Hazardous Materials might seep, flow or drain into such waters; (v) none of the Company, the Operating Partnership or the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any applicable Environmental Law or common law by any governmental or quasi-governmental body or any third party with respect to the properties or other assets described in the Registration Statement, the Pricing Disclosure Package and Prospectus, or arising out of the conduct of the Company, the Operating Partnership or the Subsidiaries, except for such claims that would not cause the Company, the Operating Partnership or any Subsidiary to incur liability and that would not require disclosure pursuant to Environmental Laws; and (vi) neither the properties nor any other assets currently owned by any of the Company, the Operating Partnership or the Subsidiaries is included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or is included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other federal, state, local, municipal or other administrative, regulatory, governmental or quasi-governmental authority (a “Governmental Authority”). To the knowledge of the Company and the Operating Partnership, there have been, and are, no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead-based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, under or adjacent to any Property or other assets owned by any of the Company, the Operating Partnership or the Subsidiaries the existence of which has had a Material Adverse Effect. As used herein, “Hazardous Material” shall include any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances or related materials, asbestos or any hazardous material as defined or regulated by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1388, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-27, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively, “Environmental Laws”) having or claiming jurisdiction over the properties and other assets described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(gg)  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings granting any person the right to require the Company or the Operating Partnership, as the case may be, to file a registration statement under the Securities Act with respect to any securities of the Company or the Operating Partnership, as the case may be, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(hh)  Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not occurred any material adverse change, any development involving a prospective material adverse change or any development that would reasonably be expected to result in a material adverse change, in the assets, business, condition (financial or otherwise), earnings, properties, management, results of operations or prospects of the Company, the Operating Partnership or the Subsidiaries, taken as a whole; (ii) none of the Company, the Operating Partnership or the Subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction; (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of any of the Company, the Operating Partnership or the Subsidiaries, except in each case as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii)  (i) Each of the Company, the Operating Partnership and the Subsidiaries has fee simple title or a valid leasehold interest to all of the properties and other assets described in the Registration Statement, the Pricing Disclosure Package and Prospectus as owned or leased by the Company, the Operating Partnership or the Subsidiaries (the “Properties”), in each case, free and clear of all Liens, except as such as would not have a Material Adverse Effect; (ii) all Liens on or affecting the Properties that are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus are disclosed therein and none of the Company, the Operating Partnership or the Subsidiaries is in default under any such Lien except for such defaults that would not have a Material Adverse Effect; (iii) all of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, and under which the Company, the Operating Partnership or any of the Subsidiaries holds Properties described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Company, the Operating Partnership or any Subsidiary under any of such leases or subleases, or affecting or questioning the rights of any of the Company, the Operating Partnership or such Subsidiary to the continued possession of the leases or subleased premises under any such lease or sublease; (iv) none of the Company, the Operating Partnership or the Subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have a Material Adverse Effect; (v) each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have a Material Adverse Effect; (vi) neither the Company nor the Operating Partnership has received from any Governmental Authority any notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and neither the Company nor the Operating Partnership knows and each is otherwise unaware of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect; and (vii) except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

(jj)  (i) The mortgages and deeds of trust encumbering the Properties owned or leased by the Company, the Operating Partnership or any Subsidiary are not convertible into equity interests in the respective Property nor will the Company, the Operating Partnership, the Subsidiaries, or any person affiliated therewith, hold a participating interest therein, and (ii) such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any Property not owned, directly or indirectly, by the Company, the Operating Partnership or any Subsidiary.

(kk)  There are no material business relationships or related party transactions involving any of the Company, the Operating Partnership, the Subsidiaries or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus which have not been described therein.

(ll)  Each of the Company, the Operating Partnership and the Subsidiaries owns or possesses all inventions, patent applications, patents, patent rights, licenses, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets, know-how and other proprietary information described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Operating Partnership and the Subsidiaries with respect to the Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company, the Operating Partnership and the Subsidiaries therein. None of the Company, the Operating Partnership or the Subsidiaries has infringed or is infringing upon the intellectual property of a third party, and neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of a claim by a third party to the contrary.

(mm)  No material labor dispute with the employees of the Company, the Operating Partnership or any of the Subsidiaries exists, or, to the knowledge of the Company or the Operating Partnership, is imminent. Neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect on the Company, the Operating Partnership or the Subsidiaries, taken as a whole.

(nn)  Each of the Company, the Operating Partnership and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate in respect of the businesses in which it is or will be engaged as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each such policy and instrument is, to the knowledge of the Company and the Operating Partnership, in full force and effect and each of the Company, the Operating Partnership and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects. None of the Company, the Operating Partnership or the Subsidiaries has been refused any insurance coverage sought or applied for. None of the Company, the Operating Partnership or the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted or as proposed to be conducted as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus at a cost that would not have a Material Adverse Effect.

(oo)  The Operating Partnership or a Subsidiary has title insurance on the fee interests and/or leasehold interests in each of the Properties covering such risks and in such amounts as are commercially reasonable for the assets to be owned or leased by them, and such title insurance is in full force and effect.

(pp)  (a) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not prohibited, directly or indirectly, from making any distributions to its stockholders, provided, however, that consent of certain of the Company’s lenders must be obtained prior to the resumption of payment of dividends on the Common Stock, and (b) except as would not have a Material Adverse Effect, neither the Operating Partnership nor the Subsidiaries will be prohibited, directly or indirectly, under any agreement or other instrument to which they are a party or are subject, from paying any distributions to the Company, from making any other distribution on the OP Units, from repaying to the Company any loans or advances made to the Operating Partnership or any Subsidiary by the Company or from transferring any of the properties or other assets of the Operating Partnership or the Subsidiaries to the Company, the Operating Partnership or any other Subsidiary of the Company.

(qq)  There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares.

(rr)  Each of the Company, the Operating Partnership and the Subsidiaries has filed all federal, state and local tax returns that are required to be filed or has requested extensions thereof (“Returns”) (except in any case in which the failure to so file would not have a Material Adverse Effect), whether or not arising from transactions in the ordinary course of business, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been provided or as would not have a Material Adverse Effect whether or not arising from transactions in the ordinary course of business. No audits or other administrative proceedings or court proceedings are presently pending against any of the Company, the Operating Partnership or the Subsidiaries with regard to any Returns, and no taxing authority has notified any of the Company, the Operating Partnership or the Subsidiaries that it intends to investigate its tax affairs, except where any such audit or investigation would not have a Material Adverse Effect.

(ss)  Each of the Company, the Operating Partnership and the Subsidiaries has complied in all respects with the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), relating to the payment and withholding of taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1446, 1471 through 1474, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except in any case in which the failure so to comply would not have a Material Adverse Effect.

(tt)  Commencing with the Company’s short taxable year ended December 31, 2011, the Company has been organized and has operated in a manner so as to qualify as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code, and the Company elected to be taxed as a REIT under the Code effective for its short taxable year ended December 31, 2011. The organization and current and proposed method of operation of the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021 and thereafter.

(uu)  Each of the Company, the Operating Partnership and the Subsidiaries is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Operating Partnership would have any liability. None of the Company, the Operating Partnership or the Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder. Each “pension plan” for which any of the Company, the Operating Partnership or the Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(vv)  None of the Company, the Operating Partnership, the Subsidiaries or, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of the Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, the Operating Partnership and the Subsidiaries and, to the knowledge of the Company, the Operating Partnership and the Subsidiaries, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ww) The operations of the Company, the Operating Partnership and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company, the Operating Partnership, or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Operating Partnership, threatened.

(xx) None of the Company, the Operating Partnership nor the Subsidiaries or, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or representative of the Company, the Operating Partnership or the Subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, the Operating Partnership nor the Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company, the Operating Partnership and the Subsidiaries will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(yy) None of the Company, the Operating Partnership or any of their Subsidiaries is in violation or default of (i) any provision of its charter or bylaws (or similar organizational documents), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its Property is subject, or (iii) any statute, law, rule, regulation applicable to it or its properties or to any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, except in the case of clauses (ii) and (iii) above, for such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(zz) Except for this Agreement, there are no contracts, agreements or understandings that would give rise to a valid claim against the Company or the Operating Partnership or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offering contemplated by this Agreement.

(aaa) There is and has been no failure on the part of the Company or any of the Company’s officers or directors, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”), and the Company has taken all necessary actions to ensure that, so long as the Company has a class of securities registered under Section 12 of the Exchange Act, the Company and any officers and directors of the Company, in their capacities as such, will be in compliance with the Sarbanes-Oxley Act.

(bbb) The Company and the Operating Partnership make and keep books and records that are accurate in all material respects and maintain “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) in compliance with the requirements of the Exchange Act. The Company’s and the Operating Partnership’s internal control over financial reporting has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement is accurate. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the Company’s incorporation, there has been (a) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (b) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ccc) The interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ddd) The Company and its consolidated subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act). Such disclosure controls and procedures are effective to perform the functions for which they were established and are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding disclosure.

(eee) None of the Company, the Operating Partnership or the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to, described or incorporated by reference into, or filed as an exhibit to, the Registration Statement, the Pricing Disclosure Package or the Prospectus, and no such termination or non-renewal has been threatened by any of the Company, the Operating Partnership or the Subsidiaries or, to the Company’s and Operating Partnership’s knowledge, any other party to any such contract or agreement.

(fff) The Company has not, directly or indirectly, including through the Operating Partnership, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(ggg) None of the Company, the Operating Partnership or the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(hhh) Throughout the period from its formation through the date hereof, the Operating Partnership and any Subsidiary that has been formed as a partnership or a limited liability company for state law purposes has been properly classified either as a partnership or as an entity disregarded as separate from its parent for U.S. federal income tax purposes and has not been subject to taxation as an association or a “publicly traded partnership” (within the meaning of Section 7704(b) of the Code) taxable as a corporation, for U.S. federal income tax purposes.

(iii) The Company and the Operating Partnership intend to apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(jjj) The Company has no present plan or intention to materially alter its investment policies as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(kkk) Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or the Operating Partnership or their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company, the Operating Partnership and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Operating Partnership and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (B) none of the Company, the Operating Partnership or their respective subsidiaries have been notified of, and each of them has no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company, the Operating Partnership and their respective subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company, the Operating Partnership and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

2. Sale and Delivery; Settlement.

(a) Sale of Firm Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, and unless the sale of the Shares has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Company agrees to issue and sell 4,000,000 Shares to the several Underwriters at a price of $24.2125 per share (the “Purchase Price”) and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) set forth opposite the name of such Underwriter set forth in Schedule I hereto, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

(b) Sale of Additional Shares. Moreover, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell 600,000 Additional Shares to the Underwriters at the Purchase Price, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares, if applicable, and each Underwriter shall have the right (but not the obligation) to purchase, severally and not jointly, from the Company the Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part, solely for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares, by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I annexed hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(c) Payment and Delivery of Shares. Payment for the Firm Shares to be sold by the Company shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery of such Firm Shares for the respective accounts of the several Underwriters. Payment of the purchase price for, and delivery of, the Firm Shares shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m., Eastern time, on August 12, 2021, or at such other time on the same or such other date, not later than ten business days after such date, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery of such Additional Shares for the respective accounts of the several Underwriters as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of and receipt for and to make payment of the purchase price for the Firm Shares and the Additional Shares, if any, which it has agreed to purchase. The Representatives, individually and not as a representative of the Underwriters, may, but shall not be obligated to, make payment of the purchase price for the Firm Shares or the Additional Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the applicable Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. The Firm Shares and Additional Shares shall be in such denominations and  registered in such names  as the Representatives  may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be.

3. Covenants of the Company and the Operating Partnership.

The Company and the Operating Partnership covenant and agree with the Underwriters that:

(a) Filing of the Prospectus. The Company will file the Final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433, and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 11:00 a.m., Eastern time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Registration Statement Amendments. After the date of this Agreement and during any period (the “Prospectus Delivery Period”) in which a prospectus relating to the Shares is required to be delivered by the Underwriters under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will notify the Underwriters promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and any request by the Commission for any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus or for additional information related to the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

(c) Notice of Commission Stop Orders. The Company will advise the Underwriters, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and the Company will promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued.

(d) Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented or the Pricing Disclosure Package would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement, the Pricing Disclosure Package or the Prospectus to comply with the Securities Act, the Company will promptly notify the Underwriters to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement, the Pricing Disclosure Package or the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Underwriters (at the expense of the Company) copies of the Registration Statement, the Pricing Disclosure Package and the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement, the Pricing Disclosure Package or Prospectus that are filed with the Commission during the Prospectus Delivery Period. The copies of the Registration Statement, the Pricing Disclosure Package and the Prospectus and any supplements or amendments thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, the Company will not be required to furnish any document (other than the Prospectus) to the Underwriters to the extent such document is available on EDGAR.

(f) Copies of Amendments. Before amending or supplementing the Registration Statement, the Pricing Disclosure Package or the Prospectus, or a document incorporated by reference therein, the Company shall furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule 424(b).

(g) Delivery of Free Writing Prospectuses. The Company will furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives object.

(h) No Additional Free Writing Prospectuses. The Company will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(i) Representatives to be Advised. The Company shall advise the Representatives promptly, and confirm such advice in writing: (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; or (v) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.

(j) Amendment of the Pricing Disclosure Package. If the Pricing Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Pricing Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Pricing Disclosure Package so as to correct such statement or omission, eliminate such conflict or comply with applicable law.

(k) Post-Effective Amendments. If, at or after the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible. The Company will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when such post-effective amendment has become effective and (ii) if Rule 430A under the Securities Act is relied upon, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules).

(l) Blue Sky. The Company will promptly furnish such information or to take such action as the Representatives may reasonably request and otherwise to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions (domestic and foreign) as the Representatives shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject; and to promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(m) Earnings Statement. The Company will make generally available to its security holders as soon as practicable an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. “Earnings statement” and “make generally available” will have the meanings contained in Rule 158 under the Securities Act.

(n) Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Operating Partnership, jointly and severally, agree to pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and the Operating Partnership’s counsel, accountants and other advisors in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments, supplements and exhibits to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing and producing any securities or blue sky memorandum in connection with the offer and sale of the Shares under the securities laws of the jurisdictions in which the Shares may be offered or sold and all expenses in connection with the qualification of the Shares for offer and sale under such securities laws as provided in Section 3(l) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the securities or blue sky memorandum; (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA; (v) all costs and expenses incident to listing the Shares on the NYSE; (vi) the cost of printing, issuing and delivering certificates representing the Shares; (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (ix) the document production charges and expenses associated with preparing, printing and delivering to the Underwriters this Agreement; (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States; and (xi) all other costs and expenses incident to the performance of the obligations of the Company and the Operating Partnership hereunder for which provision is not otherwise made in this Section 3(n); provided, however, that the liability of the Company and the Operating Partnership for fees and disbursements of counsel for the Underwriters pursuant to clauses (iii) and (x) shall not exceed $10,000 in the aggregate.

(o) Use of Proceeds. The Company will use the net proceeds from the sale of the Shares as described in the Prospectus in the section entitled “Use of Proceeds.”

(p) Change of Circumstances. The Company will advise the Representatives, promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Representatives pursuant to this Agreement.

(q) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Representatives or their representatives or agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Representatives may reasonably request.

(r) REIT Status. The Company will use its best efforts to meet the requirements to qualify as a REIT under the Code for its taxable year ending December 31, 2021, and thereafter will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code, as the case may be, until the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to qualify as a REIT.

(s) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than the Underwriters.

(t) Filings with the NYSE. The Company shall apply for the listing of the Shares on the NYSE and use its best efforts to cause the Shares to become so listed, subject only to official notice of issuance, prior to the Closing Date. The Company will timely file with the NYSE (and/or the Company’s then principal trading market for its Common Stock) all material documents and notices required by the NYSE (or such other principal trading market) of companies that have or will issue securities that are traded on the NYSE (or such other principal trading market).

(u) Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(v) No Offer to Sell. During the period beginning on the date of this Agreement and continuing to and including 30 days after the date of the Prospectus, and without the prior written consent of the Representatives (which consent may be withheld at their sole discretion), the Company will not (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, lend, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of preferred stock or any options or warrants to acquire any share of preferred stock or any securities convertible into or exercisable or exchangeable for preferred stock (other than as contemplated by this Agreement with regard to the Shares), (ii) enter into any swap or any other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the preferred stock, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of preferred stock or in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any shares of preferred stock, any options or warrants to acquire preferred stock, or any securities convertible into or exercisable or exchangeable for preferred stock or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii) above. The restrictions contained in the preceding sentence shall not apply to the Shares to be sold hereunder.

(w) No Free Writing Prospectuses. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Underwriters in their capacity as principal or agent hereunder, neither the Underwriters nor the Company (including its agents and representatives, other than the Underwriters in their capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any issuer free writing prospectus relating to the Shares to be sold by the Underwriters as principal or agent hereunder. The Company will treat the Underwriter-approved Issuer Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(x) No Other Prospectuses. The Company will not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, except in each case other than the Prospectus.

(y) Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, (iii) receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them, particularly during the period in which such periodic reports are being prepared.

(z) Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

(aa) Pricing Term Sheet. The Company shall prepare a pricing term sheet reflecting the final terms of the Shares, in substantially the form attached hereto as Schedule IV and otherwise in form and substance satisfactory to the Representatives (the “Pricing Term Sheet”), and to file such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business on the business day following the date hereof; provided that the Company shall furnish the Representatives with copies of any such Pricing Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object.

(bb) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated by the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(cc) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated by the registration statement that was the subject of the Rule 401(g)(2) under the Securities Act notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(dd) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Shares within the time required by and in accordance with Rule 456(b)(1) and 457(r) under the Securities Act.

(ee) Delivery of Articles Supplementary. The Company shall authorize, execute, deliver and file of record the Articles Supplementary with the SDAT prior to the Closing Date.

(ff) Adoption of Amendment to the Partnership Agreement. The Company, as the sole member of Summit Hotel GP, LLC, the general partner of the Operating Partnership, will duly cause Summit Hotel GP, LLC to authorize, execute and deliver the Ninth Amendment (“Amendment No. 9”) to the Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”), creating and classifying the Series F Preferred Units, a series of units of limited partnership interest in the Operating Partnership.

(gg) Available Shares. The Company will  ensure that  there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out its authorized but unissued shares of Common Stock, of the maximum number of shares of Common Stock issuable upon conversion of the Shares.

4. Conditions to the Underwriters’ Obligations.

The several obligations of the Underwriters hereunder with respect to the Shares will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Operating Partnership herein, to the due performance by the Company and the Operating Partnership of its respective obligations hereunder, to the completion by the Underwriters of a due diligence review satisfactory to the Underwriters in their reasonable judgment, and to the continuing satisfaction (or waiver by the Underwriters in their sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for the sale of all Shares contemplated to be issued by this Agreement.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement, the Pricing Disclosure or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (iv) the occurrence of any event that makes any statement made in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any document incorporated or deemed to be incorporated therein by reference so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and Pricing Disclosure Package, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Material Changes. Except as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, the effect of which, in the reasonable judgment of the Representatives (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Opinion of Counsel for the Company and the Operating Partnership. The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, the favorable opinion and negative assurance letter of Hunton Andrews Kurth LLP, counsel for the Company and the Operating Partnership, dated the Closing Date or such Option Closing Date, as the case may be, in connection with the offering of the Shares, substantially in the form of Exhibit A attached hereto. Hunton Andrews Kurth LLP may rely (to the extent such counsel deems proper and specifies in its opinion), as to matters involving the application of the laws of the state of Maryland upon the opinion of Venable LLP.

(e) Tax Opinion of Counsel for the Company. The Underwriters shall have received on the Closing Date or the Option Closing Date, if any, the favorable opinion of Hunton Andrews Kurth LLP, tax counsel for the Company and the Operating Partnership, dated the Closing Date or the Option Closing Date, as the case may be, substantially in the form of Exhibit B attached hereto.

(f) Maryland Counsel Legal Opinion. The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, the favorable opinion of Venable LLP, Maryland counsel for the Company dated the Closing Date or such Option Closing Date, as the case may be, in connection with the offering of the Shares, substantially in the form of Exhibit C attached hereto.

(g) Comfort Letters. The Underwriters shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, however, that the letter delivered on the Closing Date and any letter delivered on any Option Closing Date shall use a “cut-off date” not more than three business days prior to the date of such letter.

(h) Representation Certificate. The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, if any, as the case may be, and signed by the President and Chief Executive Officer and the Executive Vice President, Chief Financial Officer and Treasurer of the Company and President of Summit Hotel GP, LLC, the general partner of the Operating Partnership, to the effect that (i) the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be, (ii) the Company and the Operating Partnership have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be, and (iii) as to such other matters as the Representatives may reasonably request. The delivery of the certificate provided for in this Section 4(h) shall constitute a representation and warranty of the Company and the Operating Partnership as to the statements made in such certificate.

(i) Opinion of Counsel for Underwriters. The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, from the favorable opinion and negative assurance letter of Sidley Austin LLP, counsel for the Underwriters, dated the Closing Date or such Option Closing Date as the case may be, in form and substance satisfactory to the Underwriters, and the Company shall have furnished to such counsel such documents as it requests to enable it to pass upon such matters.

(j) Chief Financial Officer Certificate. The Underwriters shall have received from the Company on each of the date hereof, the Closing Date and each Option Closing Date, if any, a certificate from the Chief Financial Officer regarding certain financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in form and substance satisfactory to the Underwriters.

(k) Operating Partnership Agreement Amendment. The general partner of the Operating Partnership shall have duly authorized, executed and delivered Amendment No. 9 to the Partnership Agreement.

(l) Company General Counsel Litigation Certificate. The Representatives shall have received on the Closing Date and each Option Closing Date, if any, a certificate of the General Counsel of the Company with respect to litigation matters, to the effect set forth in Exhibit D attached hereto.

(m) No Exchange Suspension or FINRA Objection. Trading in the Common Stock shall not have been suspended on the NYSE. FINRA shall not have objected to the fairness or reasonableness of the terms or arrangements under this Agreement.

(n) Approval for Listing. Before the Closing Date, the Company shall have submitted an application to the NYSE to have the Shares approved for listing on the NYSE, subject only to notice of issuance and such application shall have been approved no later than 30 days following the Closing Date.

(o) Additional Documents. On the Closing Date and each Option Closing Date, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(p) Termination of Agreement. If any condition specified in this Section 4 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company, and such termination shall be without liability of any party to any other party and except that, in the case of any termination of this Agreement, Sections 3(n), 5, 6, 12(a), 12(d) and 12(e) shall survive. Notice of such cancellation shall be given in writing and addressed to the Company as set forth in Section 12(a).

(q) No Termination Event. There shall not have occurred any event or condition that would permit the Representative to terminate this Agreement pursuant to Section 7.

5. Indemnification and Contribution.

(a) Company and Operating Partnership Indemnification. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Underwriters, and their respective affiliates, directors, officers, partners, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 5(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Underwriter, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure Package, any issuer free writing prospectus as defined in Rule 433(h), any issuer information that the Company has filed, or is required to file pursuant to Rule 433(d), any road show not constituting a free writing prospectus, or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from or is caused directly or indirectly by an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by the Representatives expressly for inclusion in the Registration Statement (or any amendment thereof), any Preliminary Prospectus, the Pricing Disclosure Package, any issuer free writing prospectus as defined in Rule 433(h), any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d), any road show not constituting a free writing prospectus, or the Prospectus (or any amendment or supplement thereof), it being understood and agreed that the only such information furnished by the Representatives as aforesaid consists of the first paragraph under the heading “Underwriting— Commissions and Discounts,” the information in the first and second paragraphs under the heading “Underwriting — Price Stabilization and Short Positions” and the information under the heading “Underwriting—Electronic Distribution” in the Prospectus (but only insofar as such information concerns the Underwriters) (collectively, the “Underwriter Information”). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Underwriter Indemnification. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Operating Partnership and the Company’s directors, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, liabilities, claims, damages and expenses to which the Company, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, as and when incurred, but only insofar as such loss, liability, claim, damage or expense arises from or is caused directly or indirectly by an untrue statement or omission or alleged untrue statement or omission in the Registration Statement (or any amendment thereof), any Preliminary Prospectus, the Pricing Disclosure Package, any issuer free writing prospectus as defined in Rule 433(h), any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d), any road show not constituting a free writing prospectus, or the Prospectus (or any amendment or supplement thereof), made in reliance on and in conformity with Underwriter Information.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 5 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 5 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any fees, disbursements or other charges of counsel except as provided below. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on the written advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on the written advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees, disbursements and other charges of more than one separate firm (in addition to any local counsel) and all such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless (i) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) such settlement does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the agents, if any), to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Underwriters, respectively. The relative benefits received by the parties hereto shall be deemed to be in the same proportion as the total net proceeds from the sale of the Shares (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters from the sale of Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Underwriters, respectively, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, respectively, and their relative intent, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 5 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 5(d) shall be deemed to include, for the purpose of this Section 5(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 5(c) hereof. Notwithstanding the foregoing provisions of this Section 5(d), the Underwriters shall not be required to contribute any amount in excess of the aggregate commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), any person who controls a party to this Agreement within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any affiliates, officers, directors, partners, employees or agents of the Underwriters, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 5(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 5(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 5(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 5(c) hereof.

6. Representations and Agreements to Survive Delivery.

All representations and warranties of the Company and the Operating Partnership herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Underwriters, any controlling persons, or the Company (or any of their respective officers who sign the Registration Statement or any directors or controlling persons), (ii) delivery and acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

7. Termination.

The Representatives may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (a) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any change, or any development or event involving a prospective change, which individually or in the aggregate, in the sole judgment of the Representatives, has or could have a Material Adverse Effect and makes it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (b) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (c) if trading in the Common Stock, the Series D Preferred Stock or the Series E Preferred Stock has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or limited, (d) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (e) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing or (f) if a banking moratorium has been declared by either U.S. Federal or New York authorities. If this Agreement is terminated pursuant to this Section 7, such termination shall be without liability of any party to any other party except as provided in Section 3(n) hereof.

8. Effectiveness.

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Defaulting Underwriters.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I annexed hereto bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Operating Partnership, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 3(n). In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, unless otherwise agreed to by the Company and the Representatives, in order that the required changes, if any, in the Registration Statement, in the Pricing Disclosure Package, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Absence of Fiduciary Relationship.

(a) the Company is a sophisticated business enterprise that has retained the Underwriters for the limited purposes set forth in this Agreement, and the Underwriters’, the Company’s and the Operating Partnership’s respective rights and obligations are contractual in nature;

(b) the Company and the Operating Partnership are each capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company and the Operating Partnership have been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship;

(d) the Company and the Operating Partnership each disclaims any intention to impose fiduciary obligations on the Underwriters by virtue of the engagement contemplated by this Agreement;

(e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company and the Operating Partnership have each consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(f) the Underwriters are full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for their own accounts or the accounts of their customers and hold long or short positions in the Common Stock; and

(g) the Company and the Operating Partnership each waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect to such fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including shareholders, partners, employees or creditors of the Company or the Operating Partnership.

11. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 11, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12. Miscellaneous.

(a) All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and effective only on receipt, unless otherwise specified in this Agreement, and, if to the Representatives, such notice shall be delivered, mailed or sent to the Representatives at Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: GEIB Legal, Email: GEIBLegal@raymondjames.com, or BofA Securities, Inc., 1540 Broadway, NY8-540-26-02, New York, NY 10036, Attention: High Grade Transaction Management/Legal, Facsimile: (212) 901-7881, Email: dg.hg_ua_notices@bofa.com, and if to the Company or the Operating Partnership, such notice shall be delivered, mailed or sent to the Company or the Operating Partnership at 13215 Bee Cave Parkway, Suite B-300, Austin, Texas 78738, Attention: Christopher R. Eng, Executive Vice President, General Counsel, Chief Risk Officer and Secretary, Facsimile: (512) 538-2333 with a copy to the Company's counsel at Hunton Andrews Kurth LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, VA 23219, Attention: Mark W. Wickersham, Esq., Facsimile: (804) 343-4641.

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., Eastern time, on a Business Day (as hereinafter defined) or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the City of New York are open for business.

(b) This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership and the Underwriters and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 5 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties.

(c) This Agreement (including all schedules and exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Operating Partnership and the Underwriters. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

(d) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(e) EACH OF THE COMPANY, THE OPERATING PARTNERSHIP AND THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(f) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(g) TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

(h) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

(i) The Section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company, the Operating Partnership and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the parties.

Very truly yours,

SUMMIT HOTEL PROPERTIES, INC.

By:		/s/ Christopher Eng
Name: Christopher Eng
Title: Secretary

SUMMIT HOTEL OP, LP

By:		Summit Hotel GP, LLC,
its general partner

	By:	Summit Hotel Properties, Inc.,
its sole member

By:		/s/ Christopher Eng
Name: Christopher Eng
Title: Secretary

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Sean Wolf
Name: Sean Wolf
Title: Director

BOFA SECURITIES, INC.

By:	/s/ Shawn Cepeda
Name: Shawn Cepeda
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased
Wells Fargo Securities, LLC	900,000
Raymond James & Associates, Inc.	700,000
BofA Securities, Inc.	520,000
Deutsche Bank Securities Inc.	400,000
Robert W. Baird & Co. Incorporated	280,000
BMO Capital Markets Corp.	240,000
KeyBanc Capital Markets Inc.	240,000
Capital One Securities, Inc.	140,000
PNC Capital Markets LLC	140,000
Regions Securities LLC	140,000
Truist Securities, Inc.	140,000
U.S. Bancorp Investments, Inc.	140,000
Bancroft Capital, LLC	20,000
Total	4,000,000

Sch.I-1

SCHEDULE II

Free Writing Prospectuses

Final Term Sheet

Sch.II-1

SCHEDULE III

Significant Subsidiaries

Summit Hotel OP, LP

Summit Hotel TRS, Inc.

Summit Hospitality JV, LP

Summit JV MR 1, LLC

Sch.III-1

SCHEDULE IV

Pricing Term Sheet

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-231156

Dated August 5, 2021

Relating to Preliminary Prospectus Supplement

Dated August 5, 2021 to Prospectus Dated January 6, 2021

SUMMIT HOTEL PROPERTIES, INC.
Pricing Term Sheet
5.875% Series F Cumulative Redeemable Preferred Stock

Issuer:	Summit Hotel Properties, Inc.

Security:	5.875% Series F Cumulative Redeemable Preferred Stock (the “Series F Preferred Stock”)

Number of Shares:	4,000,000 shares (4,600,000 shares if the underwriters’ overallotment option is exercised in full)
Trade Date:	August 5, 2021

Settlement Date:	August 12, 2021 (T+5). The Issuer expects that delivery of the Series F Preferred Stock will be made to investors on or about August 12, 2021, which will be the fifth business day following August 5, 2021 (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series F Preferred Stock on August 5, 2021 or the next two succeeding business days will be required, by virtue of the fact that the Series F Preferred Stock initially will settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series F Preferred Stock who wish to trade the Series F Preferred Stock on August 5, 2021 or the next two succeeding business days should consult their advisors.

Maturity:	Perpetual (unless redeemed by the Issuer on or after August 12, 2026 or pursuant to its special optional redemption right, repurchased by the Issuer in the open market or converted by an investor in connection with a Change of Control)

Public Offering Price:	$25.00 liquidation preference per share; $100,000,000 total ($115,000,000 if the underwriters’ overallotment option is exercised in full)

Underwriting Discount and Commissions:	$0.7875 per share; $3,150,000 total ($3,622,500 if the underwriters’ overallotment option is exercised in full)

Net Proceeds (before expenses):	$96,850,000 ($111,377,500 if the underwriters’ overallotment option is exercised in full)

Dividend Rate:	5.875% per annum (or $1.46875 per share per annum), accruing from and including August 12, 2021

Dividend Payment Dates:	On or about the last day of each February, May, August and November, commencing on November 30, 2021. The first dividend payment will be paid on November 30, 2021 (long first dividend period).

Liquidation Preference:	$25.00 per share, plus any accrued and unpaid dividends

Sch.IV-1

Conversion Rights:

Except to the extent that the Issuer has elected to exercise its optional redemption right or its special optional redemption right by providing notice of redemption prior to the Change of Control Conversion Date, upon the occurrence of a Change of Control, the holders of the Series F Preferred Stock will have the right to convert some or all of their Series F Preferred Stock (the “Change of Control Conversion Right”) into a number of the Issuer’s shares of common stock, $0.01 par value per share, per share of their Series F Preferred Stock equal to the lesser of:

•      the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series F Preferred Stock dividend payment and prior to the corresponding Series F Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

•      5.8275 (the Share Cap), subject to certain adjustments and provisions for the receipt of alternative consideration as described in the preliminary prospectus supplement.

If the Issuer has provided or provides a redemption notice with respect to some or all of the Series F Preferred Stock, holders of any Series F Preferred Stock that the Issuer has called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares of Series F Preferred Stock that have been called for redemption, and any Series F Preferred Stock subsequently called for redemption that has been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series F Preferred Stock when the following have occurred and are continuing:

•      the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Issuer entitling that person to exercise more than 50% of the total voting power of all shares of the Issuer entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•      following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

The “Common Stock Price” will be: (i) the amount of cash consideration per share of the Issuer’s common stock, if the consideration to be received in the Change of Control by the holders of shares of the Issuer’s common stock is solely cash; and (ii) the average of the closing prices for shares of the Issuer’s common stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of shares of the Issuer’s common stock is other than solely cash.

The “Change of Control Conversion Date” will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Issuer provides the required notice of the occurrence of a Change of Control.

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Optional Redemption:	On and after August 12, 2026, redeemable in whole or in part at a redemption price equal to $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. If the Issuer exercises its redemption right (by sending the required notice) in connection with a Change of Control, holders of the Series F Preferred Stock will not have the conversion rights described above in respect of any Series F Preferred Stock called for redemption.

Special Optional Redemption:	In the event of a Change of Control, the Issuer will have the option to redeem the Series F Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control has occurred for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. To the extent that the Issuer exercises its redemption right (by sending the required notice) relating to the Series F Preferred Stock, the holders of Series F Preferred Stock will not be permitted to exercise the conversion right described above in respect of their shares of Series F Preferred Stock called for redemption.

CUSIP / ISIN:	866082 704/ US8660827044

Listing:	The Issuer intends to file an application to list the Series F Preferred Stock with the NYSE under the symbol “INNPrF.” If the application is approved, trading is expected to begin within 30 days of initial delivery. The underwriters have advised the Issuer that they intend to make a market in the Series F Preferred Stock prior to the commencement of trading on the NYSE. The underwriters will have no obligation to make a market in the shares, however, and may cease market making activities, if commenced, at any time.

Joint Book-Running Managers:	Wells Fargo Securities, LLC Raymond James & Associates, Inc. BofA Securities, Inc. Deutsche Bank Securities Inc.

Senior Co-Managers:	Robert W. Baird & Co. Incorporated BMO Capital Markets Corp. KeyBanc Capital Markets Inc.

Co-Managers:	Capital One Securities, Inc. PNC Capital Markets LLC Regions Securities LLC Truist Securities, Inc. U.S. Bancorp Investments, Inc. Bancroft Capital, LLC

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The Issuer has filed a registration statement (including a prospectus dated January 6, 2021 and a preliminary prospectus supplement dated August 5, 2021) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it by calling Wells Fargo Securities, Inc. toll-free at 1-800-645-3751, Raymond James & Associates, Inc. toll-free at 1-800-248-8863; or BofA Securities, Inc. toll-free at 1-800-294-1322.

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